Exhibit 99.2

                       [LOGO]
                      AROTECH
632 Broadway, Suite 1200, New York, New York 10012
     Tel: (646) 654-2107 o Fax (646) 654-2187
                  www.arotech.com

FOR IMMEDIATE RELEASE

                   AROTECH CORPORATION ANNOUNCES $18.5 MILLION
                             DIRECT EQUITY PLACEMENT

      New York, NY - January 8, 2004 - Arotech Corporation (NasdaqNM: ARTX) announced today that it has entered into a definitive agreement with several institutional investors for the purchase of an aggregate of 9,840,426 shares of its common stock at $1.88 per share off of Arotech's effective shelf registration statement. Gross proceeds to Arotech will be approximately $18.5 million. The proceeds of the offering will be used for general corporate purposes. Investors also will receive an aggregate of 9,840,426 warrants exercisable for a period of three years beginning six months after closing to purchase shares of common stock at an exercise price per share equal to the greater of $1.88 or today's volume weighted average price of the common stock.

      The warrants to be issued have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities or an applicable exemption from the registration requirements of such act. Arotech has agreed to file a registration statement covering the shares of common stock issuable upon exercise of the warrants.

      This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Arotech Corporation

      Arotech's corporate mission is to provide quality defense and security products for the military, law enforcement and homeland security markets, including advanced zinc-air batteries, multimedia interactive simulators/trainers and lightweight armoring.

      Arotech Corporation (www.arotech.com) operates two business divisions:
Electric Fuel Batteries - developing and manufacturing zinc-air batteries for military and homeland security applications and developing electric vehicle batteries for zero emission public transportation; and Arotech Defense - consisting of IES Interactive, which provides advanced high-tech multimedia training systems for law enforcement and paramilitary organizations, MDT Protective Industries, which provides vehicle armoring for the military, industrial and private sectors, and Arocon Security, which provides homeland security consulting and other services.

      Arotech is incorporated in Delaware and has corporate and sales offices in New York and Denver with research, development and production subsidiaries in Alabama, Colorado and Israel.

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COMPANY CONTACT:
Jonathan Whartman
Senior VP, Communications
1-800-281-0356 ext 622
whartman@arotech.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; significant future capital requirements; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.

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